AMENDMENT
                                 ---------
                                    TO
                                    --
                       SECURITIES PURCHASE AGREEMENT
                       -----------------------------

     THIS AMENDMENT, dated June 17, 1999 (this "Amendment") to that certain Securities Purchase Agreement, dated January 26, 1999 (the "Agreement"), by and among America Service Group Inc. ("ASG"), Health Care Capital Partners L.P. ("HCCP") and Health Care Executive Partners, L.P. ("HCEP," and together with HCCP, the "Purchasers"), is entered into by and among ASG and the Purchasers. The capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

                                WITNESSETH:
                                ----------

     WHEREAS, ASG intends to redeem $7.5 million of the Notes on or before July 9, 1999, pursuant to Section 9.1 of the Agreement;

     WHEREAS, the Purchasers agree to waive ASG's obligation to provide notice of such redemption in accordance with Section 9.3(a) of the Agreement; and

     WHEREAS, ASG and the Purchasers desire to amend the Agreement as set forth below;

     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, ASG and the Purchasers hereby agree as follows:

     1. Redemption of Notes. ASG hereby agrees to redeem $7.5 million aggregate principal amount of the Notes on July 2, 1999 by paying $7,660,000, which the parties agree is the "Redemption Price" specified in
Section 9.1 of the Agreement, to the Purchasers prior to 2:00 p.m. on such date. The Redemption Price shall be paid by wire transfer of immediately available funds to the Purchasers as follows: (i) $7,355,643 shall be paid to HCCP by wire transfer to Account No. 00-353-017 at Bankers Trust Company (ABA No. 021001033) and (ii) $304,357 shall be paid to HCEP by wire transfer to Account No. 00-358-096 at Bankers Trust Company (ABA No. 021001003).

     Simultaneously with the payment of the Redemption Price, ASG and the Purchasers shall execute and deliver amended and restated Warrant
Certificates reflecting the amendments set forth in Exhibit "A" to this Amendment.

     Purchasers hereby waive the receipt of notice of redemption of the Notes pursuant to Section 9.3(a) of the Agreement.

     ASG hereby agrees that it will not take action to redeem any Notes and that no other Notes shall be redeemable at the option of the Company, other than the principal amount of the Notes to be redeemed pursuant to this Amendment, except in the event that (a) the Company shall have duly convened the Stockholders Meeting and (b) the Company shall then be entitled to defer the payment of penalty interest pursuant to the proviso of Section 8.3(b) of the Agreement.

     2. Amendments to the Agreement. The Agreement is hereby amended as follows:

          (a) Section 6.12 - Board Membership. Section 6.12 shall be amended and restated to read as follows:

          For as long as the Purchasers and their Affiliates and Affiliates of the general partner of the Purchasers own the percentage of the aggregate Face Value of Preferred Stock issued hereunder or Common Stock issuable upon conversion of such Preferred Stock specified in the table below, the Company shall fix and maintain the number of directors as specified in such table and shall take all necessary action to cause the appointment of the number of nominees of the Purchasers specified in such table as members of the Board. If the Purchasers own 25% or less of the aggregate Face Value of Preferred Stock issued hereunder or Common Stock issuable upon conversion of such Preferred Stock, the Purchasers shall not be entitled to any representation on the Board. The percentage of the aggregate Face Value of Preferred Stock issued hereunder or Common Stock issuable upon conversion of such Preferred Stock shall be computed based on 200,000 shares of Preferred Stock, which represents the 150,000 shares of Preferred Stock issuable upon conversion of the Notes and the 50,000 shares of Preferred Stock issued hereunder. The Purchasers agree that their nominees shall be persons reasonably acceptable to the Company.

        Percentage                 Size of         Number of Purchasers'
         of Stock                   Board               Directors
        ----------                 -------         ---------------------

     Greater than or                  9                     3
     equal to 62.5%

     Less than 62.5% but              8                     2
     greater than 33-1/3%

     Less than or equal to            7                     1
     33 1/3% but greater
     than 25%

          So long as the Purchasers are entitled to designate directors pursuant to this Section 6.12, the Company shall cause the Board to appoint at least one Director designated by the Purchasers to the executive, audit and compensation committees of the Board and each other committee established by the Board. At each subsequent annual meeting for the election of directors, the Purchasers will be entitled to propose (and the Company will nominate and recommend) such persons nominated by the Purchasers as members of the Board. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve as the Purchasers' nominee, the Purchasers shall be entitled to designate a successor to fill each vacancy until the next annual meeting for the election of directors. The Company agrees that if such nominee or nominees is not elected, (i) the Purchasers will be entitled to have observational rights at all meetings of the Board of Directors and the Purchasers shall have the same access to information concerning the business and operations of the Company and its Subsidiairies at the same time as the directors of the Company and shall be entitled to participate in discussions and consult with the Board, without voting, and (ii) the Company will nominate and recommend such person or persons proposed by the Purchasers at each subsequent annual meeting until the nominee or nominees of the Purchasers has been elected to the Board.

          (b) Section 6A. The phrase "one-third (unless a greater percentage is required below) of shares of Preferred Stock issued or issuable hereunder" in Section 6A shall be amended by inserting at at the end of such phrase "based on 200,000 shares of Preferred Stock, which represents the 150,000 shares of Preferred Stock issuable upon conversion of the Notes and the 50,000 shares of Preferred Stock issued hereunder."

          (c) Section 6C. The phrase "at least 25% of the aggregate Face Value of Preferred Stock issued pursuant to this Agreement" in Section 6C shall be amended by inserting at the end of such phrase "based on 200,000 shares of Preferred Stock, which represents the 150,000 shares of Preferred Stock issuable upon conversion of the Notes and the 50,000 shares of Preferred Stock issued hereunder."

          (d) Section 6.3. The phrase "So long as the Purchasers hold Issuable Preferred Stock" in the first sentence of Section 6.3 shall be deleted and the phrase "So long as the Purchasers hold any shares of Preferred Stock issued hereunder or any shares of Common Stock issued upon conversion of the Preferred Stock issued hereunder" shall be inserted in lieu thereof.

          (e) Section 6.19. The reference to "no later than six months from the Closing Date" at the end of Section 6.19 shall be deleted and "no later than August 31, 1999" shall be inserted in lieu thereof.

          (f)  Section 8.3.  The reference to "July 26, 1999" in clauses
(b)(ii) and (b)(iii) of Section 8.3 shall be deleted and "August 31, 1999" shall be inserted in lieu thereof.

     3. Entire Agreement. The Agreement, as amended by this Amendment, sets forth the entire understanding of the parties with respect to the transaction contemplated hereby.

     4. Effect of Amendment. On or after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in any other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended hereby.

     5. Ratification of Agreement. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     6. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, ASG and the Purchasers have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized.

                                   AMERICA SERVICE GROUP INC.



                                   By:  /s/ Bruce A. Teal
                                       -----------------------------------
                                       Bruce A. Teal
                                       Senior Vice President and Chief
                                       Financial Officer


                                   HEALTH CARE CAPITAL PARTNERS L.P.

                                   By:  FERRER FREEMAN THOMPSON
                                        & CO., its General Partner



                                   By:  /s/ David A. Freeman
                                        ------------------------------
                                        David A. Freeman
                                        Member



                                   HEALTH CARE EXECUTIVE PARTNERS L.P.


                                   By:  FERRER FREEMAN THOMPSON
                                        & CO., its General Partner



                                   By:  /s/ David A. Freeman
                                        ------------------------------
                                        David A. Freeman
                                        Member

                                Exhibit "A"
                                -----------

                                 AMENDMENT
                                    TO
                               WARRANT NO. 1

     THIS AMENDMENT, dated July 2, 1999 (this "Amendment"), to Warrant No. 1, dated January 26, 1999 (the "Warrant"), whereby Health Care Capital Partners L.P. ("HCCP") is entitled to purchase from America Service Group Inc. ("ASG") 129,640 shares of the Common Stock, par value $0.01 per share, of ASG, is entered into by and among HCCP and ASG. The capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Warrant.

                                WITNESSETH:
                                ----------

     WHEREAS, ASG has redeemed $7.5 million of the Notes on July 2, 1999, pursuant to Section 9.1 of the Securities Purchase Agreement (the
"Agreement");

     WHEREAS, ASG and HCCP agree that upon such redemption the Current Warrant Price shall be reduced to $.01 per share with respect to one-half of the Warrants issued under the Warrant; and

     WHEREAS, ASG and HCCP desire to amend the Warrant as set forth below;

     NOW, THEREFORE, in consideration of good valuable consideration, the receipt and sufficiency of which are acknowledged hereby, ASG and HCCP hereby agree to amend the Warrant as follows:

     1. Section 4 - Adjustments.  Clauses (a)(i) and (a)(ii) of Section
4.2 are amended by the deletion therefrom of the references of "July 26, 1999", and by the substitution of "August 31, 1999", for such date. Section
4.2 is further amended to add the following subsection:

     (c) notwithstanding Section 4.2 (b) (iii), upon the redemption of $7.5 million aggregate principal amount of the Notes on July 2, 1999 by the Company, the Current Warrant Price shall be reduced to $.01 per share with respect to one-half of the warrants issued to the Holder under this Warrant. The exercise price of the remaining warrants shall be determined in accordance with the other provisions of Section 4 of this Warrant.

     2. Entire Agreement. The Warrant, as amended by this Amendment, sets forth the entire understanding of the parties with respect to the warrants issued to HCCP under the Agreement.

     3. Effect of Amendment. On or after the date hereof, each reference in the Warrant to "this Warrant," "hereunder," "hereof," "herein," or words of like import, and each reference in any other documents entered into in connection with the Warrant, shall mean and be a reference to the Agreement, as amended hereby.

     4. Ratification of Agreement. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     5. Governing Law. The Warrant and this Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, ASG and HCCP have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized.



                                 AMERICA SERVICE GROUP INC.



                                 By:
                                     --------------------------------------
                                     Bruce A. Teal
                                     Senior Vice President and Chief
                                     Financial Officer



                                 HEALTH CARE CAPITAL PARTNERS L.P.

                                 By: FERRER FREEMAN THOMPSON
                                     & CO., its General Partner

                                 By:
                                     ----------------------------------
                                     David A. Freeman
                                     Member

                                 AMENDMENT
                                    TO
                               WARRANT NO. 2

     THIS AMENDMENT, dated July 2, 1999 (this "Amendment"), to Warrant No. 2, dated January 26, 1999 (the "Warrant"), whereby Health Care Executive Partners, L.P. ("HCEP") is entitled to purchase from America Service Group Inc. ("ASG") 5,360 shares of the Common Stock, par value $0.01 per share, of ASG, is entered into by and among HCEP and ASG. The capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Warrant.

                                WITNESSETH:
                                ----------

     WHEREAS, ASG has redeemed $7.5 million of the Notes on July 2, 1999, pursuant to Section 9.1 of the Securities Purchase Agreement (the
"Agreement");

     WHEREAS, ASG and HCEP agree that upon such redemption the Current Warrant Price shall be reduced to $.01 per share with respect to one-half of the Warrants issued under the Warrant; and

     WHEREAS, ASG and HCEP desire to amend the Warrant as set forth below;

     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, ASG and HCEP hereby agree to amend the Warrant as follows:

     1. Preamble. The reference to "129,640 shares of Common Stock" in the preamble shall be deleted and "5,360 shares of Common Stock" shall be inserted in lieu thereof.

     2.   Section 4 - Adjustments.  Clauses (a)(i) and (a)(ii) of Section
4.2 are amended by the deletion therefrom of the references to "July 26, 1999", and by the substitution of "August 31, 1999", for such date.
Section 4.2 is further amended to add the following subsection:

     (c) notwithstanding Section 4.2(b)(iii), upon the redemption of $7.5 million aggregate principal amount of the Notes on July 2, 1999 by the Company, the Current Warrant Price shall be reduced to $.01 per share with respect to one-half of the warrants issued to the Holder under this Warrant. The exercise price of remaining warrants shall be determined in accordance with the other provisions of Section 4 of this Warrant.

     3. Entire Agreement. The Warrant, as amended by this Amendment, sets forth the entire understanding of the parties with respect to the warrants issued to HCEP under the Agreement.

     4. Effect of Amendment. On or after the date hereof, each reference in the Warrant to "this Warrant," "hereunder," "hereof," "herein," or words of like import, and each reference in any other documents entered into in connection with the Warrant, shall mean and be a reference to the Agreement, as amended hereby.

     5. Ratification of Agreement. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratifed and confirmed.

     6. Governing Law. The Warrant and this Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, ASG and HCEP have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized.


                                 AMERICA SERVICE GROUP INC.



                                 By:
                                     --------------------------------------
                                     Bruce A. Teal
                                     Senior Vice President and Chief
                                     Financial Officer



                                 HEALTH CARE EXECUTIVE PARTNERS L.P.

                                 By: FERRER FREEMAN THOMPSON
                                     & CO., its General Partner

                                 By:
                                     ----------------------------------
                                     David A. Freeman
                                     Member